UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2005

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2005, the Board of Directors of Hewitt Associates LLC (the “Company”) approved the acceleration on such date of the vesting of certain outstanding, unvested “out of the money” stock options awarded in the 2004 equity cycle under the Company’s Global Stock and Incentive Compensation Plan, except for options awarded to employees in certain non-U.S. jurisdictions where the vesting would cause tax or regulatory issues. None of the stock options impacted by the acceleration are stock options held by any of the Company’s independent directors. The stock options that were accelerated have exercise prices that are above $25.50, the closing price of the Company’s common stock on the New York Stock Exchange on June 8, 2005, and range in exercise price from $27.47 to $29.32 per share. Options to purchase approximately 3,452,418 shares became exercisable immediately as a result of the acceleration of vesting.

The primary purpose of the acceleration was to reduce the impact of future compensation expense that the Company would otherwise recognize in its consolidated statement of operations with respect to these options upon the effective date of Statement of Financial Accounting Standard No. 123R (FAS 123R), “Share Based Payment”, which the Company believes to be in the best interest of stockholders. The Company will be required to apply the expense recognition provisions of FAS 123R for its fiscal year beginning October 1, 2005. The Company also believes that because the stock options to be accelerated have exercise prices in excess of the current market price, the stock options are not fully achieving their original objective of incentive compensation and employee retention, and the acceleration may have a positive impact on employee morale.

By accelerating the vesting of these stock options, the Company expects to reduce its non-cash compensation expense by approximately $23.8 million before-tax over the course of the original vesting periods, which on average is three (3) years from the effective date of the acceleration. The acceleration of vesting of these options did not result in a charge based on generally accepted accounting principles. This amount will instead be reflected in pro forma footnote disclosure to the 2005 fiscal year-end financial statements. This footnote treatment is permitted under the transition guidance provided by the Financial Accounting Standards Board.

Attached, as Exhibit 99.1, is a summary of current compensation arrangements for the Company’s five most highly compensated executive officers which includes the impact of the acceleration of options as described above.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
	99.1	Summary of current compensation arrangements for the Company’s five most highly compensated executive officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ C. Lawrence Connolly, III
Name:	C. Lawrence Connolly, III
Title:	Vice President and General Counsel

Date: June 14, 2005

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Exhibit Index

Number	Description
99.1	Summary of current compensation arrangements for the Company’s five most highly compensated executive officers

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